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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of BJ Services Company of our report dated February 22, 1995 relating to the financial statements of The Western Company of North America, which appears in such Prospectus. We also consent to the incorporation by reference in such Prospectus of our report dated March 3, 1994, which appears on page 39 of the 1993 Annual Report to Stockholders of The Western Company of North America, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1993, and our report dated February 22, 1995, which appears in exhibit number 21.4 of its Current Report on Form 8-K dated February 24, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.





PRICE WATERHOUSE LLP

Houston, Texas
March 9, 1995